Exhibit 10.3

DATED

12 October 2026

ISTEP LEARNING PLC

Share Option Plan

CONTENTS

CLAUSE

1. Interpretation	1

2. Grant of Options	4

3. Exercise Condition	5

4. Overall grant limit	6

5. Exercise of Options	6

6. Termination of employment or services	7

7. Manner of exercise of Options	8

8. Lapse of Options	9

9. Tax liabilities	10

10. Relationship with employment contract or service contract	11

11. Takeovers, Asset Sales, Listing and liquidations	12

12. Variation of share capital	15

13. Notices	16

14. Administration and amendment	17

15. Stamp duty and stamp duty reserve tax	18

16. Third party rights	18

17. Data protection	19

18. Governing law	19

19. Jurisdiction	19

i

Rules of the ISTEP LEARNING PLC Share Option Plan.

Established by resolution of the board of directors of the Company on 12 October 2026.

1.	Interpretation

1.1	The following definitions and rules of interpretation apply in the Plan:

Acting in Concert: has the meaning given to it in the City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers.

Asset Sale: the disposal by the Company or a Group Company of all, or a substantial part of, the business and assets of the Group to a person other than a Group Company.

Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Company: ISTEP LEARNING PLC incorporated and registered in England and Wales with number 14857880.

Control: has the meaning given in section 719 of ITEPA 2003.

Employee: an individual who is an employee of a Group Company.

Employer Company: the Option Holder’s employer or former employer as applicable.

Employer NICs: any secondary class 1 (employer) National Insurance contributions (NICs) (or any similar liability for social security contribution in any jurisdiction) that the Company or any Employer Company of an Option Holder is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in rule 9.6) and that may be lawfully recovered from the Option Holder.

Exercise Condition: a condition that must be satisfied before an Option may be exercised, which complies with rule 3 and is specified in the Option Certificate under rule 2.3.

Exercise Date: the Exercise Date as defined within an Option Holder’s Option Certificate.

Exercise Notice: the exercise notice referred to in rule 7.1.

Exercise Price: the price at which each Share subject to an Option may be acquired on the exercise of that Option, that (subject to rule 12.5) if Shares are to be newly issued to satisfy the Option, may not be less than the nominal value of a Share.

Exit:

a)  a Share Sale;

b)  an Asset Sale; or

c)  a Listing

Grant Date: the date on which an Option is granted under the Plan.

Group: the Company and its Subsidiaries, and references to Group Company shall be construed accordingly.

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003.

Listing: the successful application and admission of all or any of the shares in the capital of the Company, or securities representing those shares (including American depositary receipts, American depositary shares and/or other instruments) to the Official List of the Financial Conduct Authority or the AIM market operated by the London Stock Exchange plc, the NYSE American market operated by NYSE American LLC, or the Nasdaq National Stock Market of the Nasdaq Stock Market Inc, or to any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000).

Offeror: the buyer or grantee referred to in the definition of Share Sale.

Option: a right to acquire Shares granted under the Plan.

Option Certificate: a certificate setting out the terms of an Option, entered into under rule 2.3.

Option Holder: an Employee or Service Provider who holds an Option or, where applicable, their personal representatives.

Plan: the scheme constituted and governed by these rules, as amended from time to time.

Rollover Period: any period during which Options may be exchanged for options over shares in another company under rule 11.11.

Service Provider: any person (for the avoidance of doubt, including both natural and non-natural persons) which either directly, or through another person, provides services to a Group Company, as the Board determines.

Shares: £0.015625 ordinary shares in the Company (subject to rule 12).

Share Sale: the sale of (or the grant of a right to purchase or to dispose of) any shares in the Company (in one transaction or a series of transactions) that results in the buyer of those shares (or grantee of that right) and persons Acting in Concert with the buyer together acquiring Control of the Company, except where the buyer is a company and the shareholders of that company, and the proportion of shares in that company held by each of them following completion of the sale are substantially the same as the shareholders and their shareholdings in the Company immediately before the sale.

Subsidiary: has the meaning given in section 1159 of the Companies Act 2006.

Sufficient Shares: the smallest number of Shares that, when sold, produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

Taxable Event: any event or circumstance that gives rise to a liability for the Option Holder to pay income tax, NICs or both (or their equivalents in any jurisdiction):

(a) in respect of the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;

(b) in respect of any Shares (or other securities or assets):

(i) earmarked or held to satisfy the Option;

(ii) acquired on exercise of the Option;

(iii) acquired as a result of holding the Option; or

(iv) acquired in consideration of the assignment or surrender of the Option

(c) in respect of any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in paragraph (b);

(d) arising as a result of entering into an election under section 430 or 431 of ITEPA 2003; or

(e) in respect of any amount due under PAYE in respect of securities or assets in paragraphs (a) to (d), including any failure by the Option Holder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

Tax Liability: the total of:

a)  any income tax and primary class 1 (employee) NICs (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and

b)  unless the Employer Company, or the Company on behalf of the Employer Company, directs otherwise under rule 9.5, any Employer NICs (or similar liability in another jurisdiction) that any Employer Company is, or may be, liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Option Holder.

1.2	Rule headings shall not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to other genders.

1.5	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7	A reference to writing or written includes fax and email.

1.8	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9	References to rules are to the rules of the Plan.

1.10	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	Grant of Options

2.1	Subject to the rules, the Company (acting through the Board) may grant an Option to any Employee or Service Provider it chooses.

2.2	The Company may not grant Options at any time when that grant would be prohibited by, or in breach of, any law or regulation with the force of law.

2.3	The Company shall grant an Option by executing an Option Certificate as a deed in a form approved by the Board. Each Option Certificate shall (without limitation):

(a)	specify the Grant Date of the Option;

(b)	specify the number and class of the Shares over which the Option is granted;

(c)	specify the Exercise Price;

(d)	specify any Exercise Condition;

(e)	specify the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier;

(f)	include a statement that the Option is subject to these rules (which shall be incorporated in the Option Certificate by reference);

(g)	include a summary of the Option Holder’s obligations under rule 9;

(h)	include a summary of rule 8.1 and rule 8.2(j).

2.4	No amount shall be paid by an Employee or Service Provider for the grant of an Option.

3.	Exercise Condition

3.1	On the Grant Date of any Option, the Board may specify one or more appropriate Exercise Conditions for the Option. An Exercise Condition may be specified to apply only to part of an Option.

3.2	The Board may vary or waive any Exercise Condition, provided that any varied Exercise Condition shall be (in the reasonable opinion of the Board):

(a)	a fairer measure of performance than the original Exercise Condition, as judged at the time of the variation, if the original Exercise Condition relates to a measure of performance; and

(b)	no more difficult to satisfy than the original Exercise Condition was at the Grant Date.

3.3	The Board shall determine whether, and to what extent, Exercise Conditions have been satisfied.

3.4	If an Option is subject to any Exercise Condition, the Board shall notify the Option Holder in a reasonable time after the Board becomes aware of:

(a)	whether (and, if relevant, to what extent) the Exercise Condition has been satisfied;

(b)	any subsequent change in whether, or the extent to which, the Exercise Condition has been satisfied;

(c)	when that Exercise Condition has become incapable of being satisfied, in whole or in part; and

(d)	any waiver or variation of that Exercise Condition under rule 3.2.

3.5	If the Board considers that an Exercise Condition has become incapable of being satisfied, in whole or in part, that Option, or the appropriate part of it, shall lapse immediately.

3.6	For the avoidance of doubt, rule 3.2 permits the Board to make a general waiver of Exercise Conditions:

(a)	on cessation of employment or termination of services;

(b)	on the occurrence of any event permitting the exercise of Options under rule 11; or

(c)	the exchange of Options under rule 11.11.

4.	Overall grant limit

The Company may grant options over up to 2,408,640 Shares (in aggregate) under this Plan.

5.	Exercise of Options

5.1	Subject to the other provisions of this rule 5, rule 6, and rule 11, an Option Holder may not exercise an Option before the earlier of the following:

(a)	an Exit; or

(b)	the Exercise Date.

5.2	The period(s) during which the Option Holder may exercise an Option are set out in rule 11 and the Option Holder’s Option Certificate.

5.3	An Option Holder may not exercise an Option at a time when its exercise is prohibited by, or would be a breach of, any law or regulation with the force of law or other rule, code or set of guidelines (such as a personal dealing code adopted by the Company).

5.4	Subject to rule 5.5, an Option Holder may not exercise an Option at any time:

(a)	while disciplinary proceedings or proceedings in respect of the termination of their services by any Group Company are underway against the Option Holder; or

(b)	while any Group Company is investigating their conduct and may as a result begin disciplinary proceedings or proceedings in respect of the termination of their services; or

(c)	while there is a breach of their employment or service contract that is a potentially fair reason for their dismissal or the termination of their services; or

(d)	while they are in breach of a fiduciary duty owed to any Group Company; or

(e)	after they have ceased to be an Employee or Service Provider, if there was a breach of their employment contract or contract for services or fiduciary duties that (in the reasonable opinion of the Board) would have prevented the exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both:

(i)	their ceasing to be an Employee or Service Provider; and

(ii)	the time (if any) when the Board decided to permit the Option Holder to exercise their Option.

5.5	The Company shall not unfairly frustrate a valid exercise of the Option by the inappropriate application of any provision of rule 5.4.

5.6	An Option Holder may exercise the Option only if the Option Holder has complied with rule 9.2.

5.7	Subject to the other provisions of these rules, in the event no Exit occurs prior to the Exercise Date, an Option Holder may exercise their option on or after the Exercise Date in accordance with and subject to the terms of their Option Certificate. Alterative rights of exercise within rule 11 will cease to apply on the Exercise Date.

6.	Termination of employment or services

6.1	An Option Holder who gives or receives notice of termination of employment or their services (whether or not lawful) may not exercise an Option (in whole or in part) at any time while the notice remains effective.

6.2	An Option Holder who ceases to be an Employee or Service Provider (whether or not following notice) may not exercise an Option (in whole or in part) at any time after ceasing to be an Employee or Service Provider, except where:

(a)	the Board permits the exercise under rule 6.5; or

(b)	the employment or service provision terminates for one of the reasons set out in rule 6.4(b).

6.3	If an Option Holder dies, the Board may permit their personal representatives to exercise any proportion of their Option as the Board may specify during a period specified by the Board and ending no later than 12 months after their death.

6.4	An Option Holder may exercise an Option during the period specified in rule 5.2 if they cease to be an Employee:

(a)	before an Exit or the Exercise Date; and

(b)	because of any of the following reasons:

(i)	injury;

(ii)	ill health; or

(iii)	disability; and

(c)	an Exit occurs within 12 months after ceasing to be an employee,

but may not exercise the Option more than 12 months after ceasing to be an employee or Service Provider.

6.5	The Board may permit an Option Holder who gives or receives notice of termination of employment or the provision of services, or ceases to be an Employee or Service Provider for any reason other than death and the reasons set out in rule 6.4(b), to exercise all or any part of the Option. If the Board does not decide in 90 days after the termination of employment or the provision of services, the Option will lapse.

6.6	The Board may specify a period for the exercise of an Option under rule 6.5. The period may not end later than the latest date on which that Option could have been exercised if the Option Holder had not ceased employment or the provision of services.

6.7	An Option to which rule 6.5 applies may be exercised in accordance with the terms of the Board’s decision to permit its exercise and shall lapse according to rule 8.3.

6.8	The Board shall notify the relevant Option Holder of any decision made under rule 6.5, including any decision not to permit the exercise of an Option, in a reasonable time after making it.

6.9	An Option Holder shall not be regarded as ceasing to be an Employee or Service Provider until they are no longer an employee or director or Service Provider of or to any Group Company.

7.	Manner of exercise of Options

7.1	An Option shall be exercised by the Option Holder giving a written Exercise Notice to the Company:

(a)	setting out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:

(i)	the Company shall treat the Option as exercised only in respect of that lesser number; and

(ii)	the Company shall refund any excess amount paid to exercise the Option or meet any Tax Liability;

(b)	using a form that the Board will approve.

7.2	Any Exercise Notice shall be accompanied by payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice.

7.3	The Exercise Notice shall

(a)	include the Option Holder’s agreement to pay the Tax Liability in accordance with rule 9.2; and

(b)	include a power of attorney as required by rule 9.7.

7.4	Any Exercise Notice shall be invalid:

(a)	to the extent that it is inconsistent with the Option Holder’s rights under these rules and the Option Certificate;

(b)	if any of the requirements of rule 7.1 or rule 7.2 are not met; or

(c)	if any payment referred to in rule 7.2 is made by a cheque that is not honoured on first presentation or that in any other manner fails to transfer the expected value to the Company.

The Company may permit the Option Holder to correct any defect referred to in rule 7.4(b) or rule 7.4(c) (but shall not be obliged to do so). The date of any corrected Exercise Notice shall be the date of the correction rather than the original notice date for all other purposes of the Plan.

7.5	The Company shall allot and issue Shares (or, as appropriate, procure their transfer) in 30 days after a valid Option exercise, subject to the other rules of this Plan.

7.6	Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment, except for any rights determined by reference to a date before the date of allotment.

7.7	Shares transferred in satisfaction of the exercise of an Option shall be transferred free of any lien, charge or other security interest and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.

7.8	If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange.

8.	Lapse of Options

8.1	An Option Holder may not transfer or assign, or have any charge or other security interest created over an Option (or any right arising under it). An Option shall lapse if the relevant Option Holder attempts to do any of those things. However, this rule 8.1 does not prevent the transmission of an Option to an Option Holder’s personal representatives on the death of the Option Holder.

8.2	An Option shall lapse on the earliest of the following:

(a)	any attempted action by the Option Holder falling within rule 8.1;

(b)	any date on which the Option shall lapse, as specified in the Option Certificate;

(c)	the one year anniversary of the Option Holder’s death;

(d)	except where the Option is exchanged under rule 11.11, the end of the period specified in rule 5.2;

(e)	if rule 6.4 applies, 12 months after the Option Holder ceases to be an Employee or Service Provider;

(f)	if rule 6.5 applies, the end of the period (if any) specified under rule 6.6;

(g)	the date the Board decides under rule 6.5 that it will not permit the Option Holder to exercise the Option, if rule 6.1 applies;

(h)	90 days after the Option Holder ceases to be an Employee or Service Provider if rule 6.2 applies, and the Board makes no decision under rule 6.5;

(i)	the time specified for the lapse of the Option under any part of rule 11 that applies;

(j)	the date the Option Holder becomes insolvent, bankrupt under Part IX of the Insolvency Act 1986, applies for an interim order under Part VIII of the Insolvency Act 1986, proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, takes similar steps or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act 1986; or

(k)	the date that the Board determines in accordance with rule 3.5 that an Exercise Condition has become wholly or partially incapable of being satisfied, to that extent.

8.3	Part of an Option shall lapse where rule 6.5 applies and the Board has determined that the Option may be exercised, but only in part.

9.	Tax liabilities

9.1	The Option Holder shall indemnify the Employer Company (including, for the purpose of this Rule 9, in the case of a Service Provider, any Group Company which is deemed to be their Employer Company) in respect of any Tax Liability.

9.2	An Option may not be exercised unless the Option Holder:

(a)	agrees, in writing, to pay any Tax Liability to the Employer Company; and

(b)	has made arrangements, satisfactory to the Employer Company or Company, to pay any Tax Liability.

9.3	If an Option Holder does not pay any Tax Liability within seven days of any Taxable Event, the Company or Employer Company, as appropriate, may:

(a)	if the relevant Taxable Event is the exercise of the Option, and the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Option Holder as is necessary to meet the Tax Liability, and any costs of sale; or

(b)	deduct the amount of any Tax Liability from any payments of remuneration made to the Option Holder on or after the date on which the Tax Liability arose. However, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).

The Option Holder’s obligations under rule 9.1 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule 9.3.

9.4	At the request of the Employer Company at any time before exercise of the Option, the Option Holder must elect, to the extent permitted by law, and using a form approved by HM Revenue & Customs, that the whole or any part of the liability for employer NICs arising as a result of a Taxable Event shall be transferred to the Option Holder.

9.5	The Employer Company (or the Company on behalf of the Employer Company) may:

(a)	on the Grant Date, direct that the Tax Liability shall not include Employer NICs; or

(b)	at any time after the Grant Date, but before the Option is exercised, release the Option Holder from their obligations in respect of Employer NICs under this rule 9, so that Employer NICs do not form part of the Tax Liability.

9.6	At the request of the Employer Company (or Company on behalf of the Employer Company) on or before the date of exercise of the Option, the Option Holder must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.

9.7	The Exercise Notice referred to in rule 7.1 shall include a power of attorney appointing the Company as the Option Holder’s agent and attorney for the purposes of rule 9.3 and rule 9.6.

10.	Relationship with employment contract or service contract

10.1	The rights and obligations of any Option Holder under the terms of their service contract, office or employment with any Group Company or former Group Company shall not be affected by being an Option Holder.

10.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

10.3	Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where this loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of services, office or employment with; or

(b)	notice to terminate services, office or employment given by or to,

any Group Company or any former Group Company. This exclusion of liability shall apply however termination of services, office or employment, or the giving of notice is caused and however compensation or damages are claimed.

10.4	Option Holders, Employees and Service Providers shall have no rights to compensation or damages from any Group Company or any former Group Company on account of any loss in respect of Options or the Plan where this loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Group Company; or

(b)	the transfer of any business from a Group Company to any person that is not a Group Company.

This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business is caused and however compensation or damages are claimed.

10.5	An Employee or Service Provider shall not have any right to receive Options, whether or not they have previously been granted any.

11.	Takeovers, Asset Sales, Listing and liquidations

11.1	If the Board considers that a Share Sale or an Asset Sale is likely to occur, the Board may decide that any Option may be exercised within a reasonable period to be specified by the Board for that purpose and ending immediately before the Offeror obtains Control of the Company or the Asset Sale completes. The Board shall have discretion to determine that an Option that is not exercised by the end of that period shall lapse.

11.2	If the Board considers that a Share Sale or an Asset Sale is likely to occur, the Board may decide that any Option may only be exercised in accordance with the terms set out in the Schedule to an Option Holders Option Certificate (and not, for the avoidance of doubt, in accordance with rule 11.3). If a Listing occurs, any Option may be exercised in accordance with the terms set out in the Schedule to an Option Holders Option Certificate.

11.3	Subject to rule 6.1, rule 11.1 and rule 11.2, if a Share Sale or Asset Sale occurs, the Option Holder may exercise an Option in 90 days after the time when the Offeror has obtained Control of the Company or the Asset Sale completes. The Option will lapse at the later of the end of that 90-day period and any time specified under rule 11.5.

11.4	Each Option shall continue to exist if a Share Sale or an Asset Sale occurs and the Offeror declares in ten days following the time when the Offeror has obtained Control of the Company that it is willing to make an agreement under rule 11.11.

In any other case the Option will lapse when it ceases to be capable of exercise under rule 11.2.

11.5	Where the Offeror is willing to make an agreement under rule 11.11, each Option shall continue to exist until the earlier of the following:

(a)	the time when the Option Holder releases the Option under an exchange of options falling within rule 11.11; and

(b)	the latest date on which the Rollover Period expires;

when it shall lapse.

Any Option to which rule 11.4 and rule 11.5 apply shall not be capable of exercise under any rule of the Plan after it ceases to be capable of exercise under rule 11.2.

11.6	If an Exit occurs, provided the Board has not decided an Option may only be exercised in accordance with the Schedule to an Option Certificate in accordance with rule 11.2, any Option Holder may exercise any Option during any period when any person is bound or entitled to acquire shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006. Any Option to which this rule 11.6 applies shall lapse at the later of:

(a)	the end of the period during which that person is bound or entitled; and

(b)	the time specified for the lapse of Options under rule 11.4.

11.7	This rule 11.7 applies in the event of a sale of (or the grant of a right to acquire or to dispose of) any shares in the Company (in one transaction or a series of transactions) that results in the acquiror of those shares (or grantee of that right) and persons Acting in Concert with the acquiror together acquiring Control of the Company, but this does not constitute a Share Sale because the buyer is a company and its shareholders and the proportion of its shares held by each of them following completion of the sale are substantially the same as the shareholders and their shareholdings in the Company immediately before the sale. In this case:

(a)	if the acquiror offers to make such arrangements as the Board, in its reasonable opinion, considers to be fair, for either suitable replacement options under rule 11.11, or some other appropriate compensation to be offered to Option Holders, then any Options that are not exchanged or released pursuant to those arrangements shall lapse on such date as the Board shall specify; or

(b)	if the acquiror does not offer to make such arrangements within 30 days after the acquiror has obtained Control, then the provisions of rule 11.2 shall apply to the Options in the same way as if the sale had constituted a Share Sale.

11.8	Provided the Board has not decided an Option may only be exercised in accordance with the Schedule to an Option Certificate in accordance with rule 11.2, then unless the relevant compromise or arrangement includes appropriate provisions that the Board considers to be fair, in its reasonable opinion, for:

(a)	the replacement of Options; or

(b)	other compensation for Option Holders for the loss of Options,

any Option Holder may exercise their Option within six weeks after any person (in this rule 11.8, the Controller) obtains Control of the Company as a result of the court sanctioning a compromise or arrangement under either section 899 or section 901F of the Companies Act 2006.

11.9	Any Option to which rule 11.8 applies shall:

(a)	if an exchange of options falling within rule 11.11 is offered, continue to exist until the earlier of the following:

(i)	the time when the Option is released under that exchange; and

(ii)	any date specified by the Board,

when it shall lapse. Any Option to which this rule 11.9(a) applies shall not be capable of exercise under any other rule of the Plan after it ceases to be capable of exercise under rule 11.8; or

(b)	if such an exchange is not offered, lapse at the end of the exercise period specified in rule 11.8.

11.10	In this rule 11, a person shall be deemed to have obtained Control of a company if they, and others Acting in Concert with them, have obtained Control of it together.

11.11	A company that acquires Control of the Company may offer to grant a new option in exchange for an Option on terms that it considers appropriate. An Option Holder may accept such an offer in the Rollover Period.

11.12	The Rollover Period shall be the period starting with the date the company acquires Control and ends on the earlier of:

(a)	90 days after that date; and

(b)	the date on which the person ceases to be bound or entitled to acquire shares where rule 11.6 applies.

11.13	After an Exit has occurred, if the Company’s shareholders receive notice of a resolution for the voluntary winding up of the Company, any Option Holder may exercise an Option at any time before that resolution is passed, conditional on the passing of that resolution. If the Option Holder does not exercise the Option, it shall lapse when the winding up begins.

11.14	The Board shall notify Option Holders of any event that is relevant to Options under this rule 11 in a reasonable period after the Board becomes aware of it.

12.	Variation of share capital

12.1	This rule 12 applies where there is:

(a)	a variation of share capital; or

(b)	an extraordinary distribution to shareholders.

12.2	In this rule 12:

(a)	A variation of share capital includes a capitalisation issue, rights issue, consolidation, subdivision or reduction of capital, a vendor placing with clawback, a vendor rights offer or a cash open offer. However, a scrip dividend is not a variation of share capital.

(b)	An extraordinary distribution to shareholders includes a demerger or special dividend.

12.3	If notice is given to shareholders of the Company of a proposed extraordinary distribution, the Board shall determine whether the interests of Option Holders would or might be substantially prejudiced by the proposed extraordinary distribution. If the Board does so decide, it may determine that an Option Holder may exercise all or any part of any Option. This should be within a reasonable period specified by the Board for that purpose and ending immediately before the record date for the extraordinary distribution. The Board shall have discretion to determine that an Option that is not exercised by the end of that period shall lapse.

The Board may decide that the exercise of Options shall be conditional on the extraordinary distribution actually occurring and shall be treated as having no effect if the extraordinary distribution does not occur.

For the avoidance of doubt, if the Board does not determine that Awards shall Vest and may be exercised, the Board may nevertheless make an adjustment to the Options under rule 12.4.

12.4	If a variation of share capital or an extraordinary distribution occurs and the Board considers that it has affected the value of Options, the Board shall consider whether it is fair to adjust the terms of the Options and, if so, the Board shall make such adjustment as it considers appropriate to

(a)	the number of Shares subject to the Option;

(b)	the class of Shares subject to the Option; and

(c)	subject to rule 12.5, the Exercise Price.

12.5	The Board may not reduce the Exercise Price below the nominal value of a Share, if the Option will or may be satisfied by the issue of Shares, unless the Board is able, and resolves, to capitalise from reserves an amount sufficient (when aggregated with the reduced Exercise Price payable) to pay up the Shares in full on the Option’s exercise.

12.6	The Board shall notify all affected Option Holders of any decision made under rule 12 in a reasonable time after making it.

13.	Notices

13.1	Except as maintained in rule 13.3, any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by prepaid first-class post or other next working day delivery service at the Appropriate Address;

For the purposes of this rule 13, the Appropriate Address means:

(i)	in the case of the Company, its registered office, provided the notice is marked for the attention of Heather Du;

(ii)	in the case of an Option Holder, their home address; or

(iii)	if the Option Holder has died, and notice of the appointment of personal representatives is given to the Company, any contact address specified in that notice;

(b)	sent by email to the Appropriate Email Address.

For the purposes of this rule 13, Appropriate Email Address means:

(i)	in the case of the Company, heather.du@isteplearning.co.uk (or any alternative email address the Board notifies to the Option Holder in writing); and

(ii)	in the case of the Option Holder, their work email address if they are permitted to access personal emails at work, or, if no such address exists, such other address they notify to the Appropriate Email Address.

13.2	Any notice or other communication given under this rule 13 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the Appropriate Address;

(b)	if sent by prepaid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service; and

(c)	if sent by email, at 9.00 am on the next Business Day after sending.

13.3	This rule does not apply to:

(a)	the service of any notice of exercise under rule 7.1; and

(b)	the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

14.	Administration and amendment

14.1	The Board shall administer the Plan.

14.2	The Board may amend the Plan from time to time, but no amendment may:

(a)	apply to Options granted before the amendment was made, and

(b)	materially adversely affect the interests of Option Holders,

except that each Option Holder may consent to such an amendment to be applied to their Option.

14.3	The cost of establishing and operating the Plan shall be borne by the Group Companies in proportions determined by the Board.

14.4	To satisfy the exercise of all the Options, the Company shall ensure that at all times:

(a)	it has sufficient unissued or treasury Shares available, taking into account any other obligations of the Company to issue Shares and to transfer Shares from treasury, if the Company has restricted the number of Shares it can issue in its articles of association; and

(b)	arrangements are in place for any third party to transfer issued Shares.

14.5	Any decision under rule 6.3 or rule 6.5, and whether to consider making such a decision, shall be entirely at the discretion of the Board.

14.6	The Board shall determine any question of interpretation and settle any dispute arising under the Plan, including determining whether anything is material. In these matters, the Board’s decision shall be final.

14.7	The Company shall not be obliged to notify any Option Holder:

(a)	if an Option is due to lapse; or

(b)	when an Option is due to become exercisable.

14.8	The Company shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

14.9	In making any decision or determination, or exercising any discretion, under the rules, the Board shall act fairly and reasonably and in good faith.

15.	Stamp duty and stamp duty reserve tax

At or before the Grant Date of an Option, the Board must specify which of the following will be responsible for paying any stamp duty or stamp duty reserve tax arising on a transfer of Shares to (or to the order of) the Option Holder in satisfaction of an Option:

(a)	the Company; or

(b)	the Group Company that is or was the Option Holder’s Employer Company or engager, if the costs of operating the Plan are divided between Group Companies; or

(c)	the trustee of an employee benefit trust, provided that:

(i)	the trustee gives its prior written consent; and

(ii)	the trust will have sufficient unallocated funds to meet the relevant stamp duty liability, or the Company (or relevant Group Company) will provide sufficient additional funds to allow the trust to do so.

16.	Third party rights

16.1	A person who is not a party to an Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where these rights arise under any rule of the Plan for any engager or Employer Company that is not a party to an Option.

This does not affect any right or remedy of a third party that exists, or is available, apart from the Contracts (Rights of Third Parties) Act 1999.

16.2	The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

17.	Data protection

For the purpose of operating the Plan, the Company will collect and process information relating to Employees, Service Providers and Option Holders in accordance with the privacy notice which is on the Company intranet.

18.	Governing law

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

19.	Jurisdiction

19.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

19.2	Each party irrevocably consents to any process in any legal action or proceedings under rule 19.1 being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.